EXHIBIT 3.1.2

                             CERTIFICATE OF CORRECTION
                                        OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                    OF SDL, INC.

       SDL, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, hereby certifies that:

     1. the Restated Certificate of Incorporation of the Corporation
(the "Restated Certificate of Incorporation") that was filed with the Secretary of State of Delaware on March 17, 1995 was an inaccurate record of the corporate action therein referred to;

     2. the Restated Certificate of Incorporation was inaccurate in that paragraph E of Article XII thereof, relating to the power of the Board of Directors to make, alter or repeal the bylaws of the Corporation, was inadvertently omitted in its entirety; and

     3. Paragraph E of Article XII of the Restated Certificate of
Incorporation in its correct form as approved by the Board of Directors and by the stockholders of the Corporation, is as follows:

          "E. The board of directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its duly authorized officer this 8th day of December, 1997.


                                  By:  /s/  Donald R. Scifres
                                       ---------------------------
                                            Donald R. Scifres
                                            President